Exhibit 23.1    Consent of Independent Registered Public Accounting Firm









     Board of Directors
     Harvey's Collectibles, Inc.
     14241 SW 92nd Avenue
     Miami, FL 33176


     Gentlemen:

     We hereby consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dated July 31, 2007, relating to the financial statements of Harvey's Collectibles, Inc. as of June 30, 2007 and for the period from April 18, 2007 (inception) to June 30, 2007, and to the reference to our Firm under the caption "Experts" included in the Registration Statement.






     /s/Berkovits, Lago & Company, LLP
     -------------------------------
     Fort Lauderdale, Florida
     August 9, 2007










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